EXHIBIT 10.5

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release (the "Agreement") is made by and between ISP Management Company, Inc. ("ISP", as more fully defined in Paragraph 18 of this Agreement), and Salvatore Guccione ("Employee"), sometimes herein collectively referred to as "the Parties".

                                   WITNESSETH:
                                   -----------

         WHEREAS, Employee has been employed at-will by ISP or its predecessors or subsidiaries as Senior Vice President - Chief Financial Officer in Wayne, New Jersey; and

         WHEREAS, Employee's at-will employment with ISP shall end effective September 15, 2005; and

         WHEREAS, Employee and ISP desire that Employee's separation of employment be on mutually acceptable and amicable terms; and

         WHEREAS, Employee has been advised of his right to consult an attorney before signing this Agreement.

         NOW, THEREFORE, in consideration of the covenants herein undertaken, and the releases herein contained including the general release in Paragraph 7 of this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged by the parties, ISP and Employee agree as follows:

         1. Employee's employment with ISP shall terminate effective September 15, 2005 (the "Separation Date"). After the Separation Date, Employee shall no longer serve as Senior Vice President - Chief Financial Officer or in any other position, office, directorship and/or other capacity he holds with ISP. Employee agrees to execute any paperwork reasonably necessary to effectuate this separation.

         2. ISP agrees to provide the following pay, benefits, and other consideration to Employee:

              (a) Beginning on September 16, 2005 and ending on August 15, 2006 (the "Separation Period"), ISP will pay Employee twenty-two (22) semi-monthly payments of $12,133.34 each, less standard withholding and payroll deductions,


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each of which represents an amount equal to Employee's semi-monthly base salary rate at the time of the Separation Date ("Separation Payments"). If Employee accepts new full-time employment during the Separation Period, the Separation Payments provided under this Paragraph 2(a) will be reduced by the amount of Employee's new rate of pay. Employee agrees to notify ISP promptly of any employment during the Separation Period in accordance with the provisions of Paragraph 3 of this Agreement.

              (b) ISP shall pay Employee an amount equal to his unused, earned vacation entitlement as of the Separation Date, in accordance with ISP policy. Calculation of this payment is based on Employee's base salary rate as of the Separation Date and is subject to standard withholding and payroll deductions.

              (c)   During the period September 16, 2005 through August 15,
2006 ("Benefits Period"), ISP shall continue to provide Employee and his dependents, if any, medical, dental, and life insurance in the same amount which is presently being provided to them by ISP under the same terms as applicable to active employees of ISP, exclusive of long-term disability insurance. If during the Benefits Period, Employee becomes eligible for coverage under any other group health insurance plan, he shall promptly notify ISP, and ISP shall no longer be obligated to provide any medical, dental, or life insurance to Employee and his dependents. Upon expiration of the Benefits Period, if Employee has not obtained other group health insurance coverage, he will be eligible to elect, at his expense, continuation of his group medical and/or dental insurance coverage provided by ISP as provided by the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). The Benefits Period shall be counted towards the applicable COBRA continuation coverage period. During the Benefits Period and thereafter, Employee shall no longer be eligible to participate in ISP's 401k plan, and his rights and obligations shall be governed solely by the applicable 401k Plan.

              (d) Employee's rights and obligations, including those relating to vesting and exercise, with respect to any ISP Long Term Incentive Units shall be governed by the applicable Long Term Incentive Plan.

              (e) If, during the Separation Period, Employee becomes disabled or dies, the benefits referred to in paragraph 2(c) will continue to Employee or his estate, consistent with any applicable benefit plan or program.


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         3.   During the Separation Period, Employee agrees to provide written notification of each of his subsequent employers, including his title and his salary, to ISP c/o Director - Human Resources, International Specialty Products Inc., 1361 Alps Road, Building # 8, Wayne, New Jersey 07470. Employee agrees that his failure to so notify ISP of his employment status during the Separation Period shall constitute a material breach of this Agreement. If such a breach occurs, ISP's obligation to make any remaining payments or to provide any benefit or other consideration to Employee under this Agreement shall cease immediately.

         4. Except as expressly provided in this Agreement, Employee shall return to ISP all ISP-owned or used property in his possession on or before the Separation Date. Employee further acknowledges and reaffirms his continuing obligations, including his obligation of non-disclosure and confidentiality, under the Agreement Regarding Confidentiality and Competition that he signed as a condition of employment, a copy of which is attached hereto and made a part of this Agreement. The parties agree that Employee's separation in terms of this Agreement shall not be considered either a voluntary termination by Employee or a termination for cause by ISP under the various agreements and policies that govern Employee's employment with ISP, including the non-competition provision of the Agreement Regarding Confidentiality and Competition.

         5. Employee agrees to keep this Agreement confidential and not to disclose its contents to anyone except his attorney and/or financial consultant, if any, his immediate family, and appropriate governmental agencies which require this information or as required by law. If disclosure is made to any of the foregoing, Employee shall advise each of the confidentiality requirements of this Agreement. Employee shall also keep confidential and not disclose to anyone the circumstances leading to the execution of this Agreement, subject to the exceptions specified in this Paragraph 5 and also subject to his right to discuss such circumstances (including the contents of this Agreement) with any bona fide prospective employers of Employee or as required by law.

         6. If Employee discloses the contents of this Agreement or any other information, the disclosure of which is prohibited by Paragraphs 4 and 5

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above, except as allowed and under the conditions provided therein, or is otherwise in breach of this Agreement or the Agreement Regarding Confidentiality and Competition, before all amounts, benefits or other consideration due under this Separation Agreement and General Release are provided to him, ISP's obligation to make any remaining payments or to provide any benefit or other consideration to Employee under the instant Agreement shall cease. The foregoing is in addition to and without limiting ISP's rights to any other remedy it may have by reason of such a breach.

         7. In consideration for the payments, benefits, and other consideration provided for in this Agreement, Employee, on behalf of himself, his heirs, executors, administrators, successors and assigns, hereby forever releases and discharges ISP, its parent companies and their successors, assigns, subsidiaries, affiliates, directors, officers, shareholders, representatives, attorneys, insurers, agents and employees (hereinafter "Releasees") from any and all causes of action, claims, losses, damages, costs and/or expenses (including attorney's fees) and/or other liabilities (collectively, "Liabilities"), known or unknown, asserted or unasserted, which Employee has or may have, from the beginning of time to the date of the execution of this Agreement, including, but not limited to, Liabilities arising under any and all federal, state, or local laws, regulations, or ordinances prohibiting discrimination in employment on the basis of sex, sexual orientation, race, age, religion, national origin, mental or physical disability, or any other form of unlawful discrimination, including but not limited to, Title VII of The Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Family and Medical Leave Act; the Americans with Disabilities Act; any accrued benefit under any other ISP employee welfare benefit plan as that term is defined by Section 3(1) of the Employment Retirement Income Security Act; any provision of the Constitution of the United States, the States of New Jersey, or any other state; any provision of any other law, common or statutory, of the United States, New Jersey, or any other state, including New Jersey's Law Against Discrimination ("LAD") and New Jersey's Conscientious Employee Protection Act ("CEPA"); any contract of employment, expressed or implied; as well as any and all claims alleging wrongful termination, or any other tortious or wrongful conduct or omission, in any way relating to or arising out of Employee's hiring by ISP, his employment with ISP or his separation of employment. Excepted from this release is any claim or right which cannot be waived by law, including

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claims arising after the effective date of this Agreement and any rights of defense and indemnification under ISP's certificate of incorporation, by-laws, and resolutions. The Parties intend Employee's release as set forth in this paragraph 7 to be general and comprehensive in nature and to release all claims and potential claims by Employee to the maximum extent permitted by law.

         8. Employee acknowledges that the only consideration for signing this Agreement and all that he is ever to receive from Releasees are expressed in the terms stated in this Agreement and that no other promises or agreements of any kind have been made to Employee by any person or entity whatsoever to cause him to sign this Agreement, and that Employee has signed this Agreement as a free and voluntary act. Employee further acknowledges that pursuant to the terms of this Agreement, he is and will be receiving pay, benefits, and other consideration from ISP which are substantially above and beyond the pay, benefits, or other consideration to which he, in the absence of this Agreement, would be entitled. Employee further acknowledges that ISP is being induced to provide the payments, benefits, and other consideration set forth in this Agreement by Employee's promises, including the full and comprehensive release provided in Paragraph 7.

         9. Employee hereby waives any and all rights or claims that he may have to reinstatement, employment or reemployment with ISP.

         10. Employee agrees that this Agreement shall not be offered, used or considered as evidence in any proceeding against ISP except to the extent necessary to enforce the terms of this Agreement.

         11. This Agreement is not, and shall not, be construed as an admission by ISP of any acts or omissions that could or might be alleged with respect to any matter concerning Employee's employment or separation of employment with ISP. Without limiting the foregoing, this Agreement is not, and shall not be, construed as an admission by ISP of (i) any violation of any law, regulation, or ordinance; or (ii) any wrongful act toward Employee; or (iii) any liability whatsoever for any damages or injuries that are or could be claimed by him with respect to his hiring by ISP, his employment, or the separation of his employment.

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         12.  Employee represents and warrants that he has not filed or otherwise initiated any complaint, charge, or lawsuit with any court, government agency, or other entity relating to any claims being released by him under this Agreement, and that he shall not file any such complaint, charge or lawsuit at any time hereafter relating to any claims being released by him herein. If Employee fails to comply with this Paragraph 12 by initiating a complaint, charge, or lawsuit, he shall immediately withdraw such complaint, charge or lawsuit, and shall pay all of ISP's costs in defending against that complaint, charge, or lawsuit, including without limitation, reasonable attorneys' fees.

         13. After the Separation Date, upon reasonable notice and without any additional consideration except for reimbursement of authorized expenses, Employee agrees to cooperate to a reasonable extent with ISP and to meet with ISP representatives in connection with any legal matter in which Employee may potentially be called as a witness for ISP. The foregoing does not create any employment relationship between him and ISP. ISP agrees that it will reimburse Employee for any expenses incurred by him at ISP's request in connection with his cooperation as provided herein, provided Employee submits appropriate and supporting documentation to ISP in a reasonable and timely manner. ISP agrees to cooperate with Employee to minimize any disruption to Employee caused by his cooperation with ISP in such matters as provided herein.

         14. Employee and ISP agree not to make any defamatory or derogatory statement, written or verbal, to any third parties regarding the facts or circumstances surrounding this Agreement or any other defamatory or derogatory statement that may be harmful to the other or may be injurious to the goodwill, reputation or business standing of the other.

         15. If any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provision of this Agreement, and said provision shall be ineffective, to the extent of such unenforceability, with respect only to that jurisdiction holding the provision to be unenforceable.

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         16.  The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of New Jersey, and any action to enforce any rights hereunder may only be commenced and prosecuted in the State of New Jersey.

         17. This Agreement contains the entire agreement between Employee and ISP and fully supersedes any and all prior agreements or understandings pertaining to the subject matter hereof. Employee represents and acknowledges that in executing this Agreement he has not relied upon any representation or statement not set forth herein, made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter of this Agreement. No other promise or agreement shall be binding unless in writing and signed by the Parties hereto.

         18. All references to ISP in this Agreement include: (a) any affiliated, related, subsidiaries, or parent companies of ISP Management Company, Inc.; (b) any past or present officers, directors, shareholders, attorneys, insurers, agents, representatives, and/or employees of ISP and or its parents, subsidiaries, affiliates and related companies; and (c) any and all respective predecessors, successors and assigns, and any and all benefit plans, of ISP and/or its affiliated companies (as well as the past or present officers, directors, shareholders, agents, representatives, and employees of such entity).

         19. BY SIGNING THIS SEPARATION AGREEMENT AND GENERAL RELEASE, EMPLOYEE STATES THAT:

                       (a)  HE HAS READ IT;
                       (b) HE UNDERSTANDS AND KNOWS THAT HE IS GIVING UP CERTAIN RIGHTS;
                       (c)  HE AGREES WITH EVERYTHING IN IT;
                       (d) HE IS AWARE OF HIS RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING IT; AND
                       (e)  HE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.

                                        ISP Management Company, Inc.
WITNESSED:
/s/ Audrey G. Frishman                  By: /s/ Mary Anne Spencer
------------------------                    ----------------------

Date: September 15, 2005                Date:  September 15, 2005
      ------------------                       -------------------

WITNESSED:

/s/ Audrey G. Frishman                  By: /s/ Salvatore Guccione
------------------------                    ----------------------
                                            Salvatore Guccione

Date: September 15, 2005                Date: September 15, 2005
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